UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (858) 259-9405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

 Item 5.03
Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 14, 2018 MabVax Therapeutics Holdings, Inc. (“MabVax” or the “Company”) filed a certificate of amendment to its amended and restated certificate of incorporation to effect a one-for-three reverse stock split (the “Reverse Split”), effective as of 9:00 a.m. Eastern Standard Time on February 16, 2018 (the “Effective Date”). On the Effective Date, immediately and without further action by MabVax’s stockholders, every three shares of MabVax common stock issued and outstanding immediately prior to the Effective Date will be automatically converted into one share of MabVax common stock.

As a result of the Reverse Split and calculated as of the Effective Date, the number of outstanding shares of MabVax common stock will be reduced to approximately 9,160,506 shares, excluding unconverted preferred stock, outstanding and unexercised share options and warrants and subject to adjustment for fractional shares. No fractional shares shall be issued as a result of the Reverse Split and fractional share amounts resulting from the Reverse Split shall be rounded up to the nearest whole share. Further, any options, warrants, preferred shares and contractual rights outstanding as of the Effective Date that are subject to adjustment shall be adjusted in accordance with their terms. These adjustments include, without limitation, changes to the number of shares of MabVax common stock that may be obtained upon exercise or conversion of these securities, and changes to the applicable exercise or purchase price of such securities. The certificate of amendment to MabVax’s amended and restated certificate of incorporation is filed as Exhibit 3.1 of this Current Report and is incorporated by reference herein.

Shares of MabVax common stock will continue trading on the NASDAQ Capital Market on a post-split basis on February 16, 2018 under the new CUSIP number 55414P702.

As previously disclosed in a Current Report on Form 8-K filed on October 6, 2017, on October 6, 2017 shareholders of the Company approved a reverse split ratio of not less than one-for-two and not more than one-for-20 at any time prior to September 28, 2018, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors. Also as previously disclosed in a Current Report on Form 8-K filed on February 6, 2018, the Company’s board of directors approved the Reverse Split on February 1, 2018.

 Item 8.01
Other Events.

On February 15, 2018, MabVax issued a press release announcing the Reverse Split. The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 of this Current Report on Form 8-K.

Item 9.01
Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to MabVax’s Amended and Restated Certificate of Incorporation
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Date: February 15, 2018	By:	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer